Exhibit 99.1

STG Group Announces President Paul Fernandes to Retire by the End of 2016

Company and Board of Directors Look Forward to Contribution of Recently Hired Next Generation of Leaders

Reston VA, July 7, 2016 – STG Group, Inc. (OTCQB: STGG), a leading provider of mission-critical technology, cyber, and data solutions to the US Government, announced today that Paul Fernandes, President of STG, will be retiring from the Company. In accordance with STG Group’s commitment to strengthening its capable and experienced management team, Paul plans to continue as President of the Company until the end of the year, pending the appointment of a CEO.

Since the Company’s completed business combination with Global Defense & National Security Systems, Inc. late last year, STG Group has made several key additions to its leadership team. These include Charles “Chuck” Cosgrove as Chief Financial Officer, Dale Davis as Chief Integration Officer, Gavin Long as Senior Vice President of Corporate Development, Joseph Nicholas as Senior Vice President of the Cybersecurity Business and Tim Denning as Vice President of Business Development.

Chairman of the Board, Simon Lee, said, “I am grateful for the substantial contributions that Paul has made to STG during his twelve years with the Company. His leadership has been instrumental in guiding the Company toward new opportunities and future growth, and we will continue our effort to advance the national security of the United States and its allies through the creative excellence of our team, our capabilities and our operations.”

Mr. Fernandes added, “It has been an honor to lead such a talented team during this period of change. I believe STG is among the best service and solution providers in the industry. The new leaders we have added over the last several months will provide top quality service for all of our customers and endeavor to continue to expand the Company’s breadth of capabilities. I look forward to supporting the onboarding of a CEO to lead the Company’s robust plans for growth.”

STG Group, Inc. Contact:

Bobby Winters or Mike Anderson, Alpha IR Group

929-266-6315

STGG@alpha-ir.com

About STG

STG Group, Inc. is a leading provider of mission-critical technology, cyber and data solutions to more than 50 US Federal Agencies. Applying decades of experience, the company works to ensure the security of the digital domain, the effectiveness of complex IT systems and the delivery of quality intelligence to decision makers. STG is a Washington Technology Top 100 Company. Visit STG at www.stg.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning STG, STG’s expected financial performance, as well as STG’s strategic and operational plans. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, risks relating to success in retaining or recruiting a chief executive officer, other officers, key employees or directors, the potential liquidity and trading of our securities, and the size of our addressable markets and the amount of U.S. government spending on private contractors. In addition, please refer to risks described in the “Risk Factors” in STG’s Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the SEC. Please also refer to the other documents that STG filed with the SEC on Forms 10-K, 10-Q and 8-K. The filings by STG identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this press release. STG is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.